Exhibit 99.1

KINDER MORGAN CANADA LIMITED DECLARES DIVIDEND AND ANNOUNCES RESULTS FOR FOURTH QUARTER OF 2018
Restricted Voting Shareholders Receive $1.2 Billion Return of Capital Distributions

CALGARY, ALBERTA, January 16, 2019 - The Kinder Morgan Canada Limited (TSX: KML) board of directors has declared a dividend for the fourth quarter of 2018 of $0.1625 per split-adjusted restricted voting share ($0.65 annualized), payable on February 15, 2019, to restricted voting shareholders of record as of January 31, 2019. KML's restricted voting share dividends are eligible dividends for Canadian income tax purposes. KML's board also determined to suspend KML's dividend reinvestment plan (DRIP), effective with this dividend in light of KML's reduced need for capital.
"KML's strategic infrastructure operations across western Canada had a strong fourth quarter, underpinned by multi-year take-or-pay contracts with high quality customers and stable cash flows," said KML Board Chairman and CEO Steve Kean.  "As we have said previously, the original purpose of KML was to hold a strong set of midstream assets and to provide a funding mechanism for the Trans Mountain expansion," said Dax Sanders, KML Chief Financial Officer. "In light of last year's Trans Mountain sale, KML continues to evaluate all options in order to maximize value to KML shareholders. Those options include, among others, continuing to operate as a standalone enterprise, a disposition by sale, or a strategic combination with another company."
KML reported fourth quarter income from continuing operations of $40.3 million, an increase of $22.3 million from the fourth quarter of 2017. Distributable cash flow (DCF) from continuing operations was $62.9 million, up 84 percent compared to the comparable prior year period. DCF from continuing operations for the quarter benefited from interest income on the deposited proceeds from the sale of Trans Mountain as well as greater contributions from both the Pipelines and Terminals segments versus the same period in 2017, partially offset by a full quarter of Series 3 preferred stock dividends in 2018.
In the fourth quarter, KML generated earnings per split-adjusted restricted voting share from continuing operations of $0.30. KML produced DCF from continuing operations of $0.53 per split-adjusted restricted voting share relative to our declared $0.1625 per split-adjusted restricted voting share dividend, resulting in $12.8 million of excess DCF coverage above the company's dividend.

Overview of Business Segments
"Earnings in our Terminals segment were up 13 percent compared to the fourth quarter of 2017. At our Edmonton-area terminals, volume was up 5.6 million barrels, or 19 percent, year-over-year, driven by the new Base Line Terminal joint venture coming online and strong demand for rail loadings at Edmonton South Rail Terminal and Alberta Crude Terminal," noted John Schlosser, KML President.  "Contributions from Base Line Terminal and higher rates achieved on re-contracted tank leases at our North 40 and Edmonton South terminals were partially offset by a $6.1 million true-up in terminal fees in connection with a favorable arbitration ruling recognized in the prior year period.
"Contributions from our Vancouver Wharves facility were up nearly 10 percent compared to the fourth quarter of 2017 driven by strong distillate volumes and fees associated with a project to re-activate an idled mineral concentrate storage shed," continued Schlosser.
"Pipeline segment earnings were up 39 percent compared to the fourth quarter of 2017, led by Cochin. Cochin's increased earnings were primarily due to timing on the recognition of deficiency revenue."

Return of Capital Distributions and Share Consolidation
Approximately $3,977.4 million of the proceeds from the August 31, 2018 sale of the Trans Mountain pipeline system were disbursed to KML's voting shareholders on January 3, 2019, including approximately $1,195.1 million distributed to KML's restricted voting shareholders as a return of capital ($11.40 per share). On January 4, 2019, KML effected a "reverse stock split" of its restricted voting shares and special voting shares on a one-for-three basis (three shares consolidating to one share). Also during the fourth quarter, KML received shareholder approval and recorded a reduction of its stated capital of KML's restricted voting shares by $1.45 billion. The above transactions had no impact on KML's outstanding preferred shares or dividends payable thereon.

2019 Outlook
For 2019, as previously disclosed, KML's budget contemplates declaring a dividend of $0.65 per restricted voting share, generating Adjusted EBITDA of $213 million and DCF from continuing operations of approximately $109 million, representing DCF of $0.90 per split-adjusted restricted voting share. KML's budget also contemplates investing approximately $32 million in expansion projects, and ending the year with a Net Debt-to-Adjusted EBITDA ratio of approximately 1.3 times (treating 50 percent of the outstanding preferred equity balance as debt).
We do not provide forecasted income from continuing operations (the GAAP financial measure most directly comparable to the non-GAAP financial measures DCF from continuing operations and Adjusted EBITDA) due to the impracticality of quantifying certain amounts required by GAAP, such as realized and unrealized foreign currency gains and losses and potential changes in estimates for certain contingent liabilities.

Other News
Corporate
KML's board of directors declared a dividend of $0.328125 per Series 1 preferred share ($1.3125 annualized) and $0.3250 per Series 3 preferred share ($1.30 annualized), each payable on February 15, 2019 to Series 1 and Series 3 preferred shareholders of record as of the close of business on January 31, 2019. KML's preferred share dividends are eligible dividends for Canadian income tax purposes.
As noted above, KML's board of directors has also suspended, until further notice, KML's DRIP, effective January 16, 2019. Accordingly, dividends in respect of the fourth quarter of 2018, payable on February 15, 2019 to holders of restricted voting shares of record as of the close of business on January 31, 2019, will not be reinvested through the DRIP. Shareholders who were enrolled in the program will automatically receive dividend payments in the form of cash.  If KML elects to reinstate the DRIP in the future, shareholders who were enrolled in the DRIP at suspension and remained enrolled at reinstatement will automatically resume participation in the DRIP. Kinder Morgan, Inc.'s participation in the distribution reinvestment in Class B units of Kinder Morgan Canada Limited Partnership has been suspended since July 18, 2018.

Terminals
With the final tanks placed in service early in the fourth quarter of 2018, construction of all major facilities at the Base Line Terminal in Edmonton, Alberta, Canada, is complete. The 12-tank, 4.8 million barrel facility is fully contracted with long-term, firm take-or-pay agreements with creditworthy customers. The 50-50 joint venture crude oil merchant storage terminal developed by KML and Keyera Corp. was completed on time and under budget, with Kinder Morgan investing approximately $357 million.
Permitting efforts continue on the distillate storage expansion project at KML's Vancouver Wharves terminal in North Vancouver, British Columbia. The $43 million capital project includes the construction of two new distillate tanks with combined storage capacity of 200,000 barrels and enhancements to the railcar unloading capabilities. The project is supported by a 20-year initial term, take-or-pay contract with an affiliate of a large, international integrated energy company and is expected to be placed in service in the first quarter of 2021.

About Kinder Morgan Canada Limited (TSX: KML). KML manages and is the holder of an approximately 30 percent minority interest in a portfolio of strategic energy infrastructure assets across Western Canada. Kinder Morgan, Inc. (NYSE: KMI) holds an approximately 70 percent majority voting interest in KML and a corresponding 70 percent economic interest in KML's business and assets.  KML focuses on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of Western Canada. We strive to promote shareholder value by increasing utilization of our existing assets while controlling costs and operating in a safe and environmentally responsible way.  For more information visit kindermorgancanadalimited.com

Please join KMI and KML at 4:30 p.m Eastern Time on Wednesday, January 16, 2019, at www.kindermorgan.com for a LIVE webcast conference call that will include a discussion of KML's third quarter earnings.

Important Information Relating to Forward-Looking Statements
This news release includes "forward-looking information," "financial outlook," and "forward-looking statements" within the meaning of applicable securities laws (forward-looking statements). Forward-looking statements in this news release include statements, express or implied, concerning, without limitation: KML's expected Adjusted EBITDA and DCF for 2019 and expected Adjusted EBITDA to debt at the end of 2019; and anticipated dividends and the intended payment thereof. Forward-looking statements are not guarantees of performance. They involve significant risks, uncertainties and assumptions. Any financial outlook or other forward-looking statements provided in this news release have been included for the purpose of providing information relating to management’s current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used, for any other purpose. Future actions, conditions or events and future results of operations may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results, including the ability of KML to pay dividends, are beyond the ability of KML to control or predict. As noted above, the forward-looking statements in this release are based on a number of material assumptions, including among others those discussed in this news release or inherent in the factors highlighted below. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this news release include, without limitation: changes in demand for KML's services; issues, delays or stoppages associated with major expansion projects; significant unanticipated cost increases or required capital expenditures; the breakdown or failure of equipment, pipelines and facilities, releases or spills, operational disruptions or service interruptions; the ability of KML's counterparties to perform; the ability of KML to access sufficient external sources of financing, and the cost of such financing; and changes in the regulatory environment.
The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to forward-looking statements included in this news release are set out in KML’s press release dated December 3, 2018 regarding financial expectations for 2019 and KML's Annual Report on Form 10-K for the year-ended December 31, 2017 (under the headings “Risk Factors,” “Information Regarding Forward-Looking Statements,” “Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere) and KML’s subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML’s website at ir.kindermorgancanadalimited.com. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of KML's restricted voting shares. The risk factors applicable to KML could cause actual results to vary materially from those contained in any forward-looking statements. KML disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this release.

Non-GAAP Financial Measures

KML's financial information has been prepared in accordance with United States generally accepted accounting principles (GAAP). In addition to using measures prescribed by GAAP, this news release includes references to DCF (both in the aggregate and per share), net income before interest expense, taxes, depreciation, depletion and amortization (DD&A) and adjusted for Certain Items (Adjusted EBITDA), segment earnings before DD&A and Certain Items (Segment EBDA before Certain Items) and Adjusted Earnings, all of which are financial measures that do not have any standardized meaning as prescribed by GAAP (non-GAAP measures). DCF, Adjusted EBITDA, Segment EBDA before Certain Items and Adjusted Earnings should not be considered alternatives to GAAP net cash provided by operating activities, net income or Segment EBDA, respectively, computed under GAAP or any other GAAP measures, and such non-GAAP measures have important limitations as analytical tools. The computations of DCF, Adjusted EBITDA, Segment EBDA before Certain Items and Adjusted Earnings may differ from similarly titled measures used by others. Accordingly the use of such terms may not be comparable to similarly defined measures presented by other entities and investors should not consider these non-GAAP measures in isolation or as a substitute for an analysis of results reported under GAAP. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.
Discontinued Operations are included in our non-GAAP measures in the accompanying tables for the 2017 periods and the period from January 1, 2018 to the close of the Trans Mountain transaction on August 31, 2018. The non-GAAP measures, DCF from discontinued operations and Adjusted EBITDA from discontinued operations, are reconciled to income from discontinued operations, the most directly comparable GAAP measure, in notes (4) and (6) to the Preliminary Earnings Contribution by Business Segment tables.
Non-GAAP measures from continuing operations reflect our ongoing operations and have been presented as DCF from continuing operations, Adjusted EBITDA from continuing operations and Adjusted Earnings from continuing operations. In addition, DCF per restricted voting share presented herein reflects our January 4, 2019 one-for-three reverse stock split and is presented as DCF from continuing operations per split-adjusted restricted voting share for all periods presented. The most comparable GAAP measure to the above non-GAAP measures from continuing operations is income from continuing operations and the accompanying tables and notes thereto include reconciliations of the above non-GAAP measures to income from continuing operations. In addition, our aggregate DCF and Adjusted EBITDA are presented in notes (4) and (6) to the Preliminary Earnings Contribution by Business Segment tables.
Certain Items are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, unrealized and realized foreign exchange gains and losses on the KMI loans and asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain gains or losses on asset sales, divestiture costs, legal settlements and casualty losses).
DCF is net income before DD&A adjusted for (i) income tax expense and cash income taxes (paid) refunded; (ii) sustaining capital expenditures; and (iii) Certain Items. DCF is an important performance measure used by us and by external users of our financial statements to evaluate our performance and to measure and estimate our ability to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as distributions or expansion capital expenditures. KML uses this performance measure and believes it provides users of its financial statements a useful performance measure reflective of our ability to generate cash earnings to supplement the comparable GAAP measure. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income. DCF per split-adjusted restricted voting share is DCF divided by average outstanding split-adjusted restricted voting shares, including stock awards that participate in dividends.
Segment EBDA before Certain Items is used by management in its analysis of segment performance and management of our business. The Company believes that Segment EBDA before Certain Items is a useful measure of operating performance because it measures segment operating results before DD&A and certain expenses that are generally not controllable by the operating managers of the respective business segments, such as general and administrative expense, interest expense, income tax expense, and, prior to their pay off in the second quarter of 2017, the foreign exchange losses (or gains) on the KMI loans. General and administrative expenses include such items as employee benefits, insurance, rentals, certain litigation expenses, and shared corporate services including accounting, information technology, human resources and legal services. Segment EBDA before Certain Items is calculated by adjusting Segment EBDA for the Certain Items attributable to a segment, as applicable, which are specifically identified in the footnotes to the accompanying tables.
Adjusted EBITDA is used by the Company and external users of its financial statements, in conjunction with net debt, to evaluate certain leverage metrics. Adjusted EBITDA is EBITDA adjusted for Certain Items, as applicable. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income. The Company evaluates adjusted EBTIDA in total and does not allocate Adjusted EBITDA amongst equity interest holders as it views Adjusted EBITDA as a measure against our overall leverage.
Adjusted Earnings is net income before Certain Items. Adjusted Earnings is used by certain external users of our financial statements to assess the earnings of our business excluding Certain Items as another reflection of our ability to generate earnings. We believe the GAAP measure most directly comparable to Adjusted Earnings is net income.
Reconciliations of each of the foregoing non-GAAP measure, along with reconciliations of these non-GAAP measures from continuing and discontinued operations, have been provided in the financial tables set out below.

CONTACTS
Media Relations	Investor Relations
(866) 775-5789	(800) 315-0578
media@kindermorgancanadalimited.com	kml_ir@kindermorgancanadalimited.com
www.kindermorgancanadalimited.com

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Statements of Income
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017		2018	2017
Revenues	$105.2	$95.0		$383.8	$358.9
Costs, expenses and other
Operations and maintenance	37.7	37.7		154.5	162.5
Depreciation and amortization	21.5	18.0		82.6	71.7
General and administrative	12.4	8.7		39.0	30.9
Taxes, other than income taxes	2.2	1.4		6.2	6.7
Other (income) expense, net	—	0.4		(9.3)	3.4
	73.8	66.2		273.0	275.2

Operating income	31.4	28.8		110.8	83.7

Other income (expense)
Interest, net	21.1	(3.6)		27.2	(8.2)
Foreign exchange loss	0.5	0.2		0.1	(5.1)
Other, net	0.1	0.2		(0.3)	0.9

Income from continuing operations before income taxes	53.1	25.6		137.8	71.3

Income tax expense	(12.8)	(7.6)		(37.8)	(25.3)

Income from continuing operations	40.3	18.0		100.0	46.0

(Loss) Income from Discontinued Operations, net of tax (1)	(27.8)	28.4		1,320.0	114.7

Net income	12.5	46.4		1,420.0	160.7

Preferred share dividends	(7.2)	(4.6)		(28.8)	(6.6)

Net income attributable to KMI interest	(2.6)	(29.8)		(974.4)	(126.2)

Net income available to restricted voting stockholders	$2.7	$12.0		$416.8	$27.9

Restricted Voting Shares
Basic and diluted earnings per restricted voting share from Continuing Operations	$0.30	0.10		$0.62	0.27
Basic and diluted earnings per restricted voting share from Discontinued Operations (1)	$(0.22)	0.24		$11.38	0.73

Basic and diluted weighted average restricted voting shares outstanding (2)	34.9	34.4		34.7	27.6

Segment EBDA			% change			% change
Terminals	$52.4	$46.2	13%	$193.2	$162.8	19%
Pipelines	13.5	9.7	39%	39.0	19.1	104%
Total Segment EBDA from Continuing Operations	$65.9	$55.9	18%	$232.2	$181.9	28%

Notes
(1)	Represents income from TMPL and TMEP and related assets, including a gain of $1,280.2 million, net of tax, for 2018.
(2)	Reflects our Jan. 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Earnings Contribution by Business Segment
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% change	2018	2017	% change
Segment EBDA before certain items (1)
Terminals	$52.3	$46.2	13%	$183.6	$162.8	13%
Pipelines	13.5	9.7	39%	39.0	19.1	104%
Subtotal	65.8	55.9	18%	222.6	181.9	22%

DD&A	(21.5)	(18.0)		(82.6)	(71.7)
General and administrative and corporate charges (1)	(8.3)	(8.5)		(33.5)	(28.1)
Interest income (expense), net (1) (2)	21.1	(3.6)		28.2	(8.2)
Subtotal	57.1	25.8		134.7	73.9

Book taxes (1)	(14.0)	(7.6)		(36.9)	(26.0)
Income from continuing operations before Certain Items ("Adjusted Earnings from continuing operations")	43.1	18.2		97.8	47.9

Certain items
Foreign exchange loss on the KMI Loans	—	—		—	0.2
Gain on divestitures, net	(4.0)	—		3.1	—
Other	—	(0.2)		—	(2.8)
Subtotal certain items before tax	(4.0)	(0.2)		3.1	(2.6)
Book tax certain items	1.2	—		(0.9)	0.7
Total certain items	(2.8)	(0.2)		2.2	(1.9)
Income from continuing operations	40.3	18.0		100.0	46.0
Income from discontinued operations (3)	(27.8)	28.4		1,320.0	114.7
Net Income	12.5	46.4		1,420.0	160.7
Preferred share dividends	(7.2)	(4.6)		(28.8)	(6.6)
Net income attributable to KMI interest	(2.6)	(29.8)		(974.4)	(126.2)
Net income available to restricted voting stockholders	$2.7	$12.0		$416.8	$27.9

Continuing Operations:
Income from continuing operations	$40.3	$18.0		$100.0	$46.0
Total certain items	2.8	0.2		(2.2)	1.9
Adjusted earnings from continuing operations	43.1	18.2		97.8	47.9
DD&A	21.5	18.0		82.6	71.7
Total book taxes	14.0	7.6		36.9	26.0
Cash taxes	(0.1)	(0.2)		(8.5)	(0.2)
Preferred share dividends	(7.2)	(4.6)		(28.8)	(6.6)
Sustaining capital expenditures	(8.4)	(4.8)		(18.5)	(17.9)
DCF from continuing operations	62.9	$34.2		161.5	$120.9
DCF from continuing operations to KMI interest	(44.4)	(24.0)		(113.5)	(90.2)
DCF from continuing operations for restricted voting stockholders (4)	$18.5	$10.2		$48.0	$30.7

Weighted average split-adjusted restricted voting shares outstanding for dividends (5)	35.0	34.7		34.9	34.6

DCF from continuing operations per split-adjusted restricted voting share	$0.53	$0.29		$1.38	$0.89

Adjusted EBITDA from continuing operations (6)	$57.5	$47.4		$189.1	$153.8

Notes (In millions of Canadian dollars)
(1)
Excludes certain items:
4Q 2018 - Terminals $0.1, general and administrative $(4.1), book tax $1.2
4Q 2017 - General and administrative $(0.2)
YTD 2018 - Terminals $9.6, general and administrative $(5.5), interest expense $(1.0), book tax $(0.9)
YTD 2017 - General and administrative $(2.8), book tax $0.7

(2)	For the periods prior to our May 30, 2017 initial public offering, amounts were associated with KMI loans that were repaid 2Q 2017.
(3)	Includes the gain on sale of Trans Mountain, net of tax, for 4Q 2018 and YTD 2018 of $(27.8) and $1,280.2, respectively.
(4)	DCF is calculated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Discontinued Operations:
(Loss) Income from discontinued operations, net of tax	$(27.8)	$28.4	$1,320.0	$114.7
Certain items before book tax (3)	36.1	—	(1,131.2)	2.6
Book tax certain items (3)	(8.3)	—	(101.2)	(0.7)
DD&A	—	16.8	46.8	70.7
Total book taxes before certain items	0.5	14.2	35.5	39.6
Sustaining capital expenditures	—	(10.9)	(18.6)	(25.1)
DCF from discontinued operations	0.5	48.5	151.3	201.8
DCF from continuing operations for restricted voting stockholders	18.5	10.2	48.0	30.7
DCF from continuing operations to KMI interest	44.4	24.0	113.5	90.2
DCF	$63.4	$82.7	$312.8	$322.7

(5)
Reflects our Jan. 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP. Also, includes stock awards of restricted voting shares that participate in dividends. The 2017 weighted average restricted voting shares outstanding for dividends calculation is based on the actual days in which the shares were outstanding for the period from May 30, 2017 to June 30, 2017. Therefore, the amounts differ from the GAAP weighted average restricted voting shares outstanding from the date of our formation.

(6)	Adjusted EBITDA is calculated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Discontinued Operations:
(Loss) Income from discontinued operations, net of tax	$(27.8)	$28.4	$1,320.0	$114.7
Total certain items	27.8	—	(1,232.4)	1.9
DD&A	—	16.8	46.8	70.7
Total book taxes before certain items	0.5	14.2	35.5	39.6
Interest, net before certain items	(0.5)	1.3	(6.5)	7.6
Adjusted EBITDA from discontinued operations	—	60.7	163.4	234.5

Continuing Operations:
Income from continuing operations	40.3	18.0	100.0	46.0
Total certain items	2.8	0.2	(2.2)	1.9
DD&A	21.5	18.0	82.6	71.7
Total book taxes before certain items	14.0	7.6	36.9	26.0
Interest, net before certain items	(21.1)	3.6	(28.2)	8.2
Adjusted EBITDA from continuing operations	57.5	47.4	189.1	153.8
Adjusted EBITDA	$57.5	$108.1	$352.5	$388.3

Volume Highlights
(Historical pro forma for acquired assets)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Terminals
Liquids Leasable Capacity (MMBbl) (1)	9.6	7.3	9.6	7.3
Liquids Utilization %	100.0%	100.0%	100.0%	100.0%
Bulk Transload Tonnage (MMtons)	1.2	1.3	4.1	4.5

Pipelines
Canadian Cochin (MBbl/d - mainline throughput)	75	86	83	86

(1)	Includes KML's share of Joint Venture capacity.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Balance Sheets
(Unaudited)
(In millions of Canadian dollars)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$4,338.1	$110.7
Current assets held for sale (1)	—	192.7
Other current assets	39.6	37.2
Property, plant and equipment, net	981.3	988.4
Long-term assets held for sale (1)	—	3,050.4
Deferred charges and other assets	10.6	73.3
TOTAL ASSETS	$5,369.6	$4,452.7

LIABILITIES AND EQUITY
Liabilities
Credit facility	$—	$—
Current liabilities held for sale (1)	—	207.3
Distribution payable	1,195.1	—
Distribution payable-related parties	2,782.3	—
Other current liabilities (2)	427.5	91.0
Long-term liabilities held for sale (1)	—	163.2
Other long-term liabilities (2)	70.4	353.6
Total liabilities	4,475.3	815.1

Equity
Other equity	650.1	1,474.7
Accumulated other comprehensive loss	—	(8.8)
Total KML equity	650.1	1,465.9
KMI interest	244.2	2,171.7
Total equity	894.3	3,637.6
TOTAL LIABILITIES AND EQUITY	$5,369.6	$4,452.7

Net Debt (Cash)	$(4,338.1)	$(110.7)

Net Debt (Cash) including 50% of KML preferred shares (3)	$(85.7)	$164.3

	Adjusted EBITDA Twelve Months Ended
	December 31,	December 31,
Reconciliation of Net Income to Adjusted EBITDA	2018	2017
Income from continuing operations	$100.0	$46.0
Total certain items	(2.2)	1.9
DD&A	82.6	71.7
Total book taxes before certain items	36.9	26.0
Interest, net before certain items	(28.2)	8.2
Adjusted EBITDA from discontinued operations	163.4	234.5
Adjusted EBITDA (4)	$352.5	$388.3

Net Debt (Cash) including 50% of KML preferred shares to Adjusted EBITDA	(0.2)	0.4

Notes
(1)
Amounts related to Trans Mountain are presented as held for sale as of December 31, 2017 in accordance with GAAP. These assets and liabilities were not actually being held for sale at that point in time.

(2)	Includes impact to accrued taxes and deferred income taxes resulting from the sale of Trans Mountain pipeline system.
(3)	December 31, 2018 and 2017 amounts include: $275 million representing 50% of our preferred stock, which is included in Other equity. 2018 excludes Return of Capital dividends of $3,977.4 million.
(4)	Includes both continuing operations and discontinued operations, see Note (6) to Preliminary Earnings Contribution by Business Segment page.